Exhibit 4B

[EXECUTION COPY]

THIRD AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED GENERAL SECURITY AGREEMENT, dated as of the 31st day of October, 2007 (the “Agreement”), is made among BASSETT FURNITURE INDUSTRIES, INCORPORATED (the “Borrower”), BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, INC., THE E.B. MALONE CORPORATION, BASSETT DIRECT STORES, INC., BASSETT DIRECT NC, LLC AND BASSETT DIRECT SC, LLC (collectively, the “Guarantors,” the Borrower and the Guarantors being collectively called the “Grantors”), and BRANCH BANKING AND TRUST COMPANY, as agent (in such capacity, the “Agent”) for the Secured Parties as defined herein.

WITNESSETH:

RECITALS:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of October 31, 2007 (as amended or modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the financial institutions party thereto, as banks (the “Banks”), Branch Banking and Trust Company, as an Issuing Bank, Swing Line Lender and the Agent.

Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement, the Letter of Credit Agreement and the other Loan Documents. The obligations of the Banks to extend credit and of the Issuing Banks to issue the Letters of Credit under the Credit Agreement and the other Loan Documents are conditioned upon, among other things, the execution and delivery by the Grantors of a security agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and any renewals, modifications or extensions thereof, in whole or in part; (ii) each payment required to be made by the Borrower under the Letter of Credit Agreements in respect of any of the Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations, if any, to provide cash collateral and any renewals, modifications or extensions thereof, in whole or in part; and (iii) all other monetary obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents (including , without limitation, the Licensee Loan Guaranty) to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents (including , without limitation, the Licensee Loan Guaranty) to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; and (c) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which it is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part (all the foregoing indebtedness, liabilities and obligations being collectively called the “Obligations”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantors and the Agent, the parties agree as follows:

1. Definitions. As herein used, the following terms shall have the following meanings:

(a) “Account Debtor” means any Person who is or may become obligated to a Grantor under, with respect to or on account of an Account.

(b) “Account” means any and all accounts (as that term is defined in the U.C.C.) of any Grantor and includes, without limitation, any and all rights of any Grantor to payment for goods sold or leased or for services rendered whether due or to become due, whether or not earned by performance and whether now existing or arising in the future, including, without limitation, Accounts from Affiliates of the Grantors.

(c) “Chattel Paper” means any and all chattel paper (as that term is defined in the U.C.C.), whether tangible or electronic, of any Grantor.

(d) “Collateral” means (i) all Accounts, General Intangibles, Documents, Chattel Paper, Instruments, and Investment Property now existing or hereafter arising of each Grantor; (ii) all guarantees of each Grantor’s existing and future Accounts, General Intangibles, Chattel Paper and Instruments and all other security held by any Grantor for the payment and satisfaction thereof; (iii) all Inventory now owned or hereafter acquired by any Grantor; (iv) any and all moneys, sums and amounts now or hereafter on deposit in the Collateral Reserve Account or otherwise to the credit of or belonging to any Grantor in the Collateral Reserve Account; (v) any and all now owned or hereafter acquired or arising Deposit Accounts, Letter of Credit Rights, Goods (as that term is defined in the U.C.C.) and Supporting Obligations; (vi) all books and records of the Grantors (including, without limitation, computer records, tapes, discs and programs and all other media, written, electric, magnetic or otherwise, containing such records) which relate to any Grantor’s Inventory, Accounts, Deposit Accounts, Letter of Credit Rights, Goods, Supporting Obligations, General Intangibles, Chattel Paper and Instruments or guarantees thereof; (vii) all insurance on all of the foregoing and the proceeds of that insurance; and (viii) all cash and noncash proceeds and products of all of the foregoing and the proceeds and products of other proceeds and products.

(e) “Collateral Reserve Account” means a non-interest bearing, deposit account which the Grantors may be required to open and maintain with the Agent for the benefit of the Secured Parties pursuant to Section 5.

(f) “Credit Documents” means the Credit Agreement, the Notes, the Letter of Credit Agreements, the Collateral Documents and all other Loan Documents.

(g) “Deposit Account” means all deposit accounts (as that term is defined in the U.C.C.) of any Grantor, including without limitation, any and all moneys, sums and amounts now or hereafter on deposit with any Secured Party or otherwise to the credit of or belonging to any Grantor.

(h) “Documents” means any and all documents (as that term is defined in the U.C.C.) of any Grantor.

(i) “Event of Default” shall have the meaning assigned to it in Section 7 hereof.

(j) “General Intangibles” means all general intangibles (as that term is defined in the U.C.C.) of any Grantor arising from, in connection with or related to any Account, Investment Property or any Inventory (including, without limitation, all payment intangibles (as that term is defined in the U.C.C.) and software, company records (paper and electronic), correspondence, credit files, records and other documents, computer programs, computer software, computer tapes and cards and other paper and documents in the possession or control of any Grantor or in the possession or control of any affiliate or computer service bureau.

(k) “Instruments” means all instruments (as that term is defined in the U.C.C.) of any Grantor arising from, in connection with or related to any Account, Investment Property or any Inventory, including without limitation, checks, notes, certificated certificates of deposit, investment securities, negotiable instruments and writings evidencing a right to the payment of money of a type transferred in the ordinary course of business by delivery with any necessary instrument or assignment.

(l) “Inventory” means any and all inventory (as that term is defined in the U.C.C.) of any Grantor and shall include, without limitation, tangible personal property held for sale or lease or to be furnished under contracts of service, tangible personal property which any such Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in such Grantor’s business, and shall include tangible personal property returned to any such Grantor by a purchaser or lessor thereof following the sale or lease thereof by any such Grantor.

(m) “Investment Property” means any and all: (1) investment property (as that term is defined in the U.C.C.) of any Grantor; (2) securities (as that term is defined in the U.C.C.) of any Grantor; (3) financial assets (as that term is defined in the U.C.C.) of any Grantor; (4) security entitlements (as that term is defined in the U.C.C.) of any Grantor and (5) securities accounts (as that term is defined in the U.C.C.) of any Grantor.

(n) “Letter of Credit Rights” means any and all letter of credit rights (as that term is defined in the U.C.C.) arising from, in connection with or related to any Account, Investment Property or any Inventory.

(o) “Obligations” has the meaning set forth in the Recitals.

(p) “Person” means an individual, a corporation, a limited liability company, a government or governmental subdivision or agency or instrumentality, a business trust, an estate, a trust, a partnership, a cooperative, an association, two or more Persons having a joint or common interest or any other legal or commercial entity.

(q) “Proceeds” means any and all proceeds (as that term is defined in the U.C.C.), including without limitation, whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of.

(r) “Secured Parties” means (a) the Banks, party to the Credit Agreement, and (b) the Agent in its capacity as such under the Credit Agreement, this Agreement and each other Loan Document, (c) the Issuing Banks, in their capacity as such under the Letter of Credit Agreements, (d) the Secured Parties described in the foregoing subsections (a) through (c) inclusive of this definition of “Secured Parties” as beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document; and (e) the successors and assigns of the foregoing.

(s) “Supporting Obligations” means any and all supporting obligations (as that term is defined in the U.C.C.) arising from, in connection with or related to any Account, Investment Property or any Inventory .

(t) “U.C.C.” means the Uniform Commercial Code as in effect in the State of North Carolina.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

2. Security Interest. In consideration of and in order to secure the fulfillment, satisfaction, payment and performance of all of the Obligations, each Grantor hereby assigns, pledges, hypothecates and sets over to the Agent, its successors and its assigns, for the benefit of the Secured Parties, and grants to the Agent, its successors and its assigns, for the benefit of the Secured Parties, a security interest in all of the Collateral.

3. Care of Collateral. The Grantors have the risk of loss of the Collateral. The Agent shall have no duty of care with respect to the Collateral, except that the Agent shall exercise reasonable care with respect to Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Agent accords its own property, or if the Agent takes such action with respect to the Collateral as a Grantor shall request in writing but no failure to comply with any such request nor any omission to do any such act requested by a Grantor shall be deemed a failure to exercise reasonable care, nor shall the Agent’s failure to take steps to collect any income accruing on the Collateral or to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in its custody. The rights and security interest herein provided are granted as security only and shall not subject the Agent or any Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of any of the Collateral.

4. Set-Off. In addition to the rights and security interest elsewhere herein set forth, the Agent may, at its option at any time(s) after the occurrence of an Event of Default, and with or without notice to any Grantor, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on any one or more of the Obligations, whether or not then due, any and all moneys now or hereafter on deposit in the Collateral Reserve Account or otherwise to the credit of or belonging to a Grantor in the Collateral Reserve Account, it being understood and agreed that the Agent shall not be obligated to assert or enforce any rights or security interest hereunder or to take any action in reference thereto, and that the Agent may in its discretion at any time(s) relinquish its rights as to particular Collateral hereunder without thereby affecting or invalidating the Agent’s rights hereunder as to all or any other Collateral hereinbefore referred to.

5. Collection of Accounts.

(a) On the Restatement Effective Date, each Grantor shall notify each Account Debtor to make all payments on the Accounts Receivable Collateral to a lockbox specified by the Agent. Upon the occurrence of an Event of Default: (1) the Grantors shall establish and maintain with the Agent a Collateral Reserve Account; (2) all payments received at the lockbox shall be deposited by the Agent into the Collateral Reserve Account; and (3) each Grantor immediately upon receipt shall transfer and deliver to the Agent all cash, checks, drafts, items and other instruments for the payment of money which such Grantor now has or may at any time hereafter receive in full or partial payment for the Inventory Collateral or otherwise as proceeds of the Accounts Receivable Collateral and, pending such transfer and delivery, such Grantor shall be deemed to hold same in trust for the benefit of the Agent. All collected balances in the Collateral Reserve Account shall be applied by the Agent on a daily basis in ratable payment of amounts outstanding under first, the Swing Line Advances and then, to the Advances of the several Banks and then, at the request of the Required Banks, to the Letter of Credit Advances and the other Obligations, as the Required Banks shall direct the Agent. No Grantor shall be entitled to draw on the Collateral Reserve Account without the prior written consent of the Agent; provided, however, that at any time during which collected balances exist in the Collateral Reserve Account, if there are no amounts outstanding under the Notes and no other Obligations are due and payable, and provided that no Default or Event of Default is in existence, a Grantor may withdraw such collected balances, or any portion thereof, therefrom. The Agent may, additionally, at any time in its sole discretion, enforce Grantor’s rights against the Account

Debtors, including, without limitation, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to the Agent and the Account Debtors are hereby authorized and directed to do so by a Grantor upon the Agent’s direction, and the funds so received shall be also deposited in the Collateral Reserve Account and applied as aforesaid.

(b) Upon occurrence of an Event of Default, the Agent shall have the right at any time, acting if it so chooses in the name of any or all of the Grantors, to collect the Accounts, to sell, assign, compromise, discharge or extend the time for payment of any Account, to institute legal action for the collection of any Account, to apply all amounts in the Collateral Reserve Account to payment of the Obligations, and to do all acts and things necessary or incidental thereto and the Grantors hereby ratify all such acts. The Agent may at any time after the occurrence of such Event of Default and without notice to any Grantor, notify any Account Debtor or guarantor thereof that the Account owed by such Account Debtor has been assigned to the Agent and is to be paid directly to the Agent. At the Agent’s request the Grantors will so notify Account Debtors and shall indicate on all billings to Account Debtors that payments thereon are to be made to the Agent. In the event Account Debtors are so notified, no Grantor shall compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Agent.

(c) Each Grantor irrevocably designates and appoints the Agent, effective upon the occurrence of an Event of Default, its true and lawful attorney either in the name of the Agent or in the name of such Grantor to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Inventory Collateral or the Accounts Receivable Collateral and, in connection therewith, to take any and all actions as the Agent may deem necessary or desirable in order to realize upon the Inventory Collateral and the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of such Grantor, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral, but the Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Inventory Collateral or the Accounts Receivable Collateral.

6. Representations, Warranties and Covenants as to Collateral.

Each Grantor represents, warrants and covenants to and for the benefit of the Agent and the Secured Parties that:

(a) Sale of Collateral. No Grantor will sell, lease, exchange, or otherwise dispose of any of the Collateral without the prior written consent of the Agent; provided, however, prior to the occurrence of an Event of Default, Accounts may be collected in accordance with Section 5(a) and Inventory Collateral may be sold in the ordinary course of business for cash or on open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of the Inventory Collateral, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, accounts, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or non-cash proceeds, and in the event of any unauthorized sale, shall continue in the Inventory Collateral itself.

(b) Accounts. All existing and future Accounts included in the Collateral are or will be bona fide existing obligations created by the sale and delivery of merchandise or the rendering of services to customers and arose or will arise in the ordinary course of business; and that such Accounts are not and will not be subject to defense, set-off or counterclaim which in the aggregate would materially impair the value of such Accounts as collateral for the Obligations. No Grantor will, without the Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business or otherwise in accordance with prudent and reasonable business practices.

(c) Good Title; No Existing Encumbrances. The Grantors own the Collateral free and clear of any prior Lien, and no financing statements or other evidences of the grant of a security interest respecting the Collateral exist on the public records.

(d) Right to Grant Security Interest; No Further Encumbrances. The Grantors have the right to grant a security interest in the Collateral. The Grantors will pay all taxes and other charges against the Collateral (including, without limitation, property, use and sales taxes), and no Grantor will use the Collateral illegally or allow the Collateral to be encumbered except for the security interest in favor of the Agent granted herein.

(e) Location of Collateral. The Grantors hereby represent and warrant to the Agent and the Banks that, as of the date hereof, the Collateral is situated only at one or more of the Collateral Locations and the Grantors covenant with the Agent not to locate the Collateral at any location other than a Collateral Location without at least 30 days written notice to the Agent. The Executive Office of each Grantor is such Grantor’s chief executive office (if such Grantor has more than one place of business) or place of business (if such Grantor has one place of business). In addition, to the extent the Grantors should warehouse any of the Inventory Collateral at any time hereafter, the Grantors acknowledge and agree that such warehousing may be conducted only by warehousemen who have been pre-approved by the Agent and who, in any event, shall issue non-negotiable warehouse receipts in the Agent’s name to evidence any such warehousing of goods constituting Inventory Collateral. If the Grantors consign any of the Inventory Collateral, it will comply with the Uniform Commercial Code of any state where such Inventory Collateral is located with respect thereto, and shall file, cause the filing and hereby authorizes the Agent to file in the appropriate public office or offices UCC-1 financing statements showing such Grantor or Grantors, as the case may be, as consignor and the Agent as assignee of consignor, and will furnish copies thereof to the Agent. If any of the Inventory

Collateral or any records concerning the Collateral are at any time to be located on premises leased by a Grantor or on premises owned by a Grantor subject to a mortgage or other lien, such Grantor shall so notify the Agent and shall if requested by the Agent obtain and deliver or cause to be delivered to the Agent, prior to delivery of any Inventory Collateral or records concerning the Collateral to said premises, an agreement, in form and substance satisfactory to the Agent, waiving the landlord’s or mortgagee’s or lienholder’s right to enforce any claim against the Grantors for monies due under the landlord’s lien, mortgage or other lien by levy or distraint or other similar proceedings against the Inventory Collateral or records concerning the Collateral and assuring the Agent’s ability to have access to the Inventory Collateral and records concerning the Collateral in order to exercise its right hereunder to take possession thereof.

(f) Collateral Status. The Grantors will promptly notify the Agent if there is any adverse change in the status of the Collateral that materially impairs its value or collectibility, or if any defenses, set-offs or counterclaims are asserted by Account Debtors which in the aggregate materially impair the value or collectibility of the Accounts.

(g) Delivery of Certain Collateral. The Grantors have delivered all agreements, letters of credit, promissory notes, instruments, certificates of deposit, chattel paper or anything else, the physical possession of which is necessary in order for the Agent, on behalf of the Secured Parties, to perfect or preserve the priority of its security interest therein. If at any time any Collateral is evidenced by any promissory note or other instrument, the Grantors shall promptly notify the Agent and deliver such promissory note or other instrument to the Agent.

(h) Purchase of Collateral. No Grantor has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of the seller to such Grantor.

(i) Possession of Franchises, Licenses, Etc. The Grantors possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their respective property and assets, and no Grantor is in violation of any term or condition thereof which would or might have a material adverse effect on its business, financial condition or assets. The Grantors have furnished the Agent and Banks an accurate and complete description of all registered copyrights, patents and trademarks of the Grantors.

(j) Records Respecting Collateral. The Grantors shall keep complete and accurate books and records and make all necessary entries thereon to reflect the transactions and facts giving rise to the Collateral and payments, credits and adjustments applicable thereto. All books and records of the Grantors with respect to the Collateral will be kept at the Executive Office (as it may be changed pursuant to Section 6(e)) and will not be removed from such address without the prior written consent of the Agent.

(k) Further Assurances. Each Grantor shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Agent and Secured Parties any instrument, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to the Agent or any Secured Parties to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to the Secured Parties. Each Grantor shall perform or cause to be performed such acts as the Agent or any Secured Party may request to establish and maintain for the Agent and the Secured Parties a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than in favor of the Agent and the Secured Parties.

(l) Maintenance of Insurance. In addition to and cumulative with any other requirements herein imposed on the Grantors with respect to insurance, the Grantors shall maintain insurance with insurance companies, satisfactory to the Agent on such of the Grantors’ respective properties and assets, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include public liability, worker’s compensation, business interruption, malicious mischief, errors and omissions, loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts satisfactory to the Agent, which such insurance shall not be cancellable or altered (or the coverage thereunder reduced or restricted) by any Grantor, unless with the prior written consent of the Agent, or by the insurer of such Grantor, unless with at least 30 days advance written notice to the Agent thereof. The Grantors shall deliver to the Agent on the Closing Date and at such other times as the Agent may request, a detailed list of such insurance then in effect stating the names of the insurance companies, the amounts and rates of insurance, the date of expiration thereof, the properties and risks covered thereby and the insured with respect thereto, and, within 30 days after notice in writing from the Agent, obtain such additional insurance as the Agent, at the request of the Required Banks, may reasonably request. The Grantors will pay all premiums on the insurance referred to herein as and when they become due and shall do all things necessary to maintain the insurance in effect. The Agent may act as the Grantor’s agent in adjusting or compromising any loss under any such insurance policy and in collecting and receiving the proceeds from any such policy. In the event of any loss under any such policy of insurance, the insurer named therein is hereby authorized and directed by the Grantor to make payment for such loss to the Agent, for the benefit of the Secured Parties, as their interests may appear, rather than to the Grantors and the Agent jointly. If any Grantor shall default in its obligation hereunder to insure the Collateral in a manner satisfactory to the Agent, then the Agent shall have the right (but not the obligation) to procure such insurance and to charge the costs of same to the Grantors, which costs shall be added to and become a part of the unpaid principal amount of the Obligations, shall bear interest at the Default Rate or the highest contract rate permitted by applicable law whichever is less; such interest shall be payable on demand by the Agent and shall be secured by the Collateral. The proceeds of all such insurance, if any loss should occur, may be applied by the Agent to the payment of the Obligations or to the replacement of any of the Collateral damaged or destroyed, as the Agent may elect or direct in its sole discretion. Each Grantor hereby appoints (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding) Agent as its lawful attorney-in-fact with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse the applicable Grantor’s name on any instruments or drafts issued by or upon any insurance companies.

(m) Change of Chief Executive Office. The Grantors hereby understand and agree that if, at any time hereafter, any Grantor elects to move its Executive Office, or if any Grantor elects to change its name, identity, state of incorporation or organization, any tradename used to identify it in the conduct of its business or in the ownership of its properties, or its structure to other than as existing on the date hereof, the Grantors will notify the Agent in writing at least 30 days prior thereto.

(n) Waivers. With respect to each of the Collateral Locations, the Grantors will obtain such waivers of lien, estoppel certificates or subordination agreements as the Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations.

(o) Name and Jurisdiction of Organization. The exact legal name of each Grantor and the state of incorporation or organization for each Grantor is as set forth below:

Bassett Furniture Industries, Incorporated	Virginia
Basset Furniture Industries of North Carolina, Inc.	North Carolina
The E.B. Malone Corporation	Delaware
Bassett Direct Stores, Inc.	Virginia
Bassett Direct NC, LLC	Virginia
Bassett Direct SC, LLC	Virginia

(p) Control Agreements. If requested by Agent, each Grantor will obtain and deliver or cause to be delivered to the Agent, a control agreement in form and substance satisfactory to Agent with respect to the Collateral with respect to: (i) Deposit Accounts; (ii) Letter-of-Credit Rights; (iii) Investment Property and/or (iv) electronic Chattel Paper.

(q) Marking of Chattel Paper. No Grantor will create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Agent indicating that the Agent has a security interest in the Chattel Paper.

(r) Purchase Money Security Interests. To the extent the Obligations are used to purchase Collateral, Debtor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Grantor purchased the Collateral.

(s) Business Purpose. None of the Obligations is a Consumer Transaction, as defined in the U.C.C., and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

7. Events of Default. The happening of any one or more of the following events shall constitute an Event of Default hereunder: (a) the nonpayment when due of any of the Obligations which nonpayment is not fully cured within the applicable grace period therefor, if any; (b) the failure to perform, observe or fulfill any covenant or obligation contained in, or the occurrence of an event of default under, any of the Credit Documents, which failure or default is not fully cured within the applicable grace period therefor, if any; or (c) the occurrence of an Event of Default (as defined in the Credit Agreement).

8. Remedies. Upon the occurrence of an Event of Default, or at any time thereafter, the Agent shall have all of the rights and remedies available at law (including, without limitation, those provided to a secured party by the U.C.C.), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise. In addition thereto, each Grantor further agrees that (i) in the event that notice is necessary under applicable law, written notice mailed to a Grantor at such Grantor’s address given below, ten (10) business days prior to the date of public sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of sale or other disposition of any such Collateral, the Agent may apply the proceeds of any such sale or disposition to the satisfaction of the Agent’s reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred in connection with the Agent’s taking, retaking, holding, preparing for sale, and selling of the Collateral; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event the Agent may sell on such terms as the Agent may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iv) the Agent may require the Grantors to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition, and make such available to the Agent at a place and time convenient to both parties, all at the expense of the Grantors; (v) the Agent has no obligation to repair, clean-up or otherwise prepare the Collateral for sale; and (vi) the Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Furthermore, in any such event, to the extent permitted under applicable law, full power and authority are hereby given the Agent to sell, assign, and deliver the whole of the Collateral or any part(s) thereof, at any time(s) at any broker’s board, or at public or private sale, at the Agent’s option, and no delay on the Agent’s part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon any or all of the Grantors by the Agent or any Secured Party with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair the Agent’s right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice the Agent’s rights as against the Grantors in any respect. The Grantors hereby waive and release to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. If Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by the purchaser, received by the Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale as and when received, less expenses. In the event the Agent purchases any of the Collateral being sold, the Agent may pay for the Collateral by crediting some or all of the Obligations of the Grantors. The Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Agent be under any obligation to take any action whatsoever with regard thereto. The Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Agent may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting the Agent’s rights against the Grantors. The Grantors waive any right they may have to require the Agent to pursue any third Person for any of the Obligations. The Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9. Continuing Security Interest. Any and all of the Agent’s rights with respect to the security interests hereunder shall continue unimpaired, and the Grantors shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Secured Party in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other instrument or Credit Document given in connection therewith, the Grantors hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the Grantors had expressly agreed thereto in advance.

10. No Waiver. No delay on the Agent’s part in exercising any power of sale, option or other right hereunder, and no notice or demand which may be given to or made upon any Grantor by the Agent, shall constitute a waiver thereof, or limit or impair the Agent’s right to take any action or to exercise any other power of sale, option or any other right hereunder, without notice or demand, or prejudice the Agent’s rights as against any Grantor in any respect.

11. Financing Statements. Each Grantor authorizes the Agent to file Financing Statements or amendments thereto with respect to any of the Collateral in any location deemed necessary and appropriate by the Agent; each Grantor agrees to reimburse the Agent for the expense of any such filing in any location deemed necessary and appropriate by the Agent. To the extent lawful, each Grantor hereby appoints the Agent as its attorney-in-fact (without requiring the Agent to act as such) to execute any financing statement in the name of such Grantor, and to perform all other acts that the Agent deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

12. Power of Attorney. Each Grantor hereby appoints any officer or agent of the Agent as such Grantor’s true and lawful attorney-in-fact with power to endorse the name of such Grantor upon any notes, checks, drafts, money orders or other instruments of payment or Collateral which may come into possession of the Agent; to sign and endorse the name of such Grantor upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts; to give written notice to such office and officials of the United States Postal Service to affect such change or changes of address so that all mail addressed to any or all Grantors may be delivered directly to the Agent (the Agent will return all mail not related to the Obligations or the Collateral); granting unto such Grantor’s said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectively as the Grantor might or could do, and hereby ratifying all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder.

13. Remedies, Etc., Cumulative. Each right, power and remedy of the Agent provided for in this Agreement or the Credit Documents or in any of the other instruments or agreements securing the Obligations or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Agent of any one or more of the rights, powers or remedies provided for in this Agreement, the Credit Documents or in any such other instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

14. Continuing Agreement. This is a continuing agreement and shall remain in full force and effect until terminated by written agreement of the parties and until all of the principal of, premium, if any, and interest on all of the Obligations have been fully paid. This Agreement and the liens and security interests created and granted hereunder shall remain in effect, notwithstanding the fact that at any time or from time to time there may be no Obligations outstanding, in order to secure all future Obligations. If this Security Agreement is revoked by operation of law as against any Grantor, such Grantor will indemnify and save the Agent and its successors or assigns, harmless from any loss which may be suffered or incurred by them in making, giving, granting or extending any loans or other credit, financing or financial accommodations, or otherwise acting, hereunder prior to receipt by the Agent of notice in writing of such revocation.

15. Miscellaneous. This Agreement shall be governed by the laws of the State of North Carolina in all respects, including matters of construction, validity and performance except to the extent that the remedies provided herein with respect to any of the collateral are governed by the laws of any jurisdiction other than North Carolina; section headings herein are for the convenience of reference only and shall not affect the construction or interpretation of or alter or modify the provisions of this Agreement; none of the terms or provisions of this Agreement may be waived, altered, modified, limited or amended except by an agreement expressly referring hereto and to which the Agent consents in writing duly signed for the Agent and on the Agent’s behalf; the rights granted to the Agent herein shall be supplementary and in addition to those granted to the Agent and/or the Secured Parties in any Credit Documents; the addresses of the parties for delivery of notices, requests, demands and other communications hereunder are as set further below. Each of the Grantors hereby agrees that all of their indebtedness, liabilities and obligations under this Agreement, the Credit Agreement, the Notes and the other Loan Documents shall be joint and several. No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by any Grantor.

16. Duties of Agent. The Agent has been appointed by the Secured Parties pursuant to the Credit Agreement. Its duties to the Secured Parties, powers to act on behalf of the Secured Parties, and immunity are set forth solely therein, and shall not be altered by this Security Agreement.

17. Amended and Restated Agreement. This Agreement amends, restates and replaces in its entirety that certain Second Amended and Restated General Security Agreement, dated as of October 29, 2004, among the parties hereto.

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IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.

GRANTORS:

BASSETT FURNITURE INDUSTRIES, INCORPORATED

By:	/s/ Barry C. Safrit (SEAL)
Name:	Barry C. Safrit
Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Jay R. Hervey (SEAL)
Name:	Jay R. Hervey
Title:	Vice President, General Counsel and Secretary

c/o Bassett Furniture Industries, Incorporated
3525 Fairystone Park Highway
P. O. Box 626
Bassett, Virginia 24055
Telecopy Number: (276) 629-6332
Telephone Number: (276) 629-6000

BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, INC.

By:	/s/ Barry C. Safrit (SEAL)
Name:	Barry C. Safrit
Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Jay R. Hervey (SEAL)
Name:	Jay R. Hervey
Title:	Vice President, General Counsel and Secretary

c/o Bassett Furniture Industries, Incorporated
3525 Fairystone Park Highway
P. O. Box 626
Bassett, Virginia 24055
Telecopy Number: (276) 629-6332
Telephone Number: (276) 629-6000

THE E.B. MALONE CORPORATION

By:	/s/ Barry C. Safrit (SEAL)
Name:	Barry C. Safrit
Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Jay R. Hervey (SEAL)
Name:	Jay R. Hervey
Title:	Vice President, General Counsel and Secretary

c/o Bassett Furniture Industries, Incorporated
3525 Fairystone Park Highway
P. O. Box 626
Bassett, Virginia 24055
Telecopy Number: (276) 629-6332
Telephone Number: (276) 629-6000

BASSETT DIRECT STORES, INC.

By:	/s/ Barry C. Safrit (SEAL)
Name:	Barry C. Safrit
Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Jay R. Hervey (SEAL)
Name:	Jay R. Hervey
Title:	Vice President, General Counsel and Secretary

c/o Bassett Furniture Industries, Incorporated
3525 Fairystone Park Highway
P. O. Box 626
Bassett, Virginia 24055
Telecopy Number: (276) 629-6332
Telephone Number: (276) 629-6000

BASSETT DIRECT NC, LLC

By:	Bassett Direct Stores, Inc., its sole
Manager (SEAL)

	By:	/s/ Barry C. Safrit (SEAL)
	Name:	Barry C. Safrit
	Title:	Senior Vice President and
Chief Financial Officer

	By:	/s/ Jay R. Hervey (SEAL)
	Name:	Jay R. Hervey
	Title:	Vice President, General Counsel and Secretary

c/o Bassett Furniture Industries, Incorporated
3525 Fairystone Park Highway
P. O. Box 626
Bassett, Virginia 24055
Telecopy Number: (276) 629-6332
Telephone Number: (276) 629-6000

BASSETT DIRECT SC, LLC

By:	Bassett Direct Stores, Inc., its sole
Manager (SEAL)

	By:	/s/ Barry C. Safrit (SEAL)
	Name:	Barry C. Safrit
	Title:	Senior Vice President and
Chief Financial Officer

	By:	/s/ Jay R. Hervey (SEAL)
	Name:	Jay R. Hervey
	Title:	Vice President, General Counsel and Secretary

c/o Bassett Furniture Industries, Incorporated
3525 Fairystone Park Highway
P. O. Box 626
Bassett, Virginia 24055
Telecopy Number: (276) 629-6332
Telephone Number: (276) 629-6000

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